UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2005

Dex Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 784-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

      On March 31, 2005, Dex Media, Inc. (“Dex Media”) entered into a Master Agreement for Printing Services (the “Agreement”) with Quebecor World (USA) Inc. (“Quebecor”). Quebecor is a subsidiary of Quebecor World Inc. Pursuant to the Agreement, Dex Media has engaged Quebecor to print the white pages and yellow pages print telephone directories, covers and awareness products (the “Directory Titles”) ordered by Dex Media in specified geographic areas. Subject to the terms and conditions of the Agreement, Dex Media’s engagement of Quebecor is exclusive as to: (i) printing the initial quantity (and all extra copies and reprints) of each identified Directory Title; (ii) printing the successor directory if the geographic area covered by an identified Directory Title is reduced for any reason; (iii) printing the successor directory(ies) if the geographic area covered by an identified Directory Title is divided into more than one Directory Title; (iv) printing the successor directory if the geographic areas covered by any two or more identified Directory Titles are combined into a single new directory title; and (v) printing the successor directory if the name of an identified Directory Title is changed but nevertheless covers a geographic area substantially similar to a geographic area identified in the Agreement. Beginning on January 1, 2012 and continuing until the expiration or termination of the Agreement, Quebecor will have the exclusive right to print all the Directory Titles that are currently published by Dex Media.

      Except as set forth above, Dex Media’s engagement of Quebecor under the Agreement is non-exclusive. Without limiting the generality of the foregoing, Dex Media has the right to engage other vendors to print the following (each, a “New Opportunity”): (i) a directory in any geographic area that is outside the geographic areas identified in the Agreement; (ii) printing a new directory for any geographic area that includes an area outside of the geographic areas identified in the Agreement, but only to the extent that (a) such new directory does not replace a Directory Title printed by Quebecor and (b) the printing of the relevant Directory Title is not cancelled by Dex Media by reason of the printing of such new directory; (iii) printing any directory other than the white pages or yellow pages print telephone directories identified in the Agreement; and (iv) any new section not previously part of an existing Directory Title that is submitted to Quebecor for insertion and binding into such Directory Title. Notwithstanding the foregoing, Quebecor has a right of first refusal to print each New Opportunity if Quebecor submits a bid with respect to such New Opportunity that is at least as favorable to Dex Media as any bid submitted by a third party.

      Under the Agreement, Dex Media makes no commitments or guarantees with respect to: (i) the number of pages to be printed for any particular Directory Title in any given year; (ii) the number of copies of any particular Directory Title to be printed in any given year; or (iii) the number of Directory Titles to be printed in any given year. Dex Media reserves the right to discontinue the publication of any Directory Title identified in the Agreement at any time in its sole discretion (subject to its obligation to follow the discontinuation procedure set forth in the Agreement).

      Under the Agreement, Quebecor has agreed to implement certain capital improvements by June 30, 2011. In addition, Dex Media and Quebecor have agreed to work cooperatively to identify and implement additional improvements (other than those described in the preceding sentence and those that are currently in place at Quebecor), and Quebecor has agreed, subject to certain conditions, to implement such additional improvements as they become available for use on commercially reasonable terms. Quebecor will pass on to Dex Media, when and as realized by Quebecor, a portion of any decrease in Quebecor’s incremental costs that is directly attributable to any additional improvement implemented by Quebecor pursuant to the preceding sentence.

      The prices for the printing services to be provided by Quebecor are set forth in the Agreement. Subject to certain limitations, such prices shall be adjusted each year pursuant to a Consumer Price Index-based formula. Commencing in October 2008, such prices are subject to an annual market price check adjustment pursuant to an external audit that will compare the prices charged by Quebecor to Dex Media with the prices charged to Quebecor’s five largest directory customers (excluding Dex Media).

      Upon the execution of the Agreement, the existing Master Printing Agreement dated July 21, 1995 between the parties (the “Prior Agreement”) was terminated.

      The Agreement will expire on December 31, 2014; provided, however, that the term of the Agreement will be automatically extended for an additional year unless Dex Media delivers notice to Quebecor indicating that the term will not be so extended at least six months prior to December 31, 2014. The prices set forth in the Agreement will be applied retroactively to all services provided by Quebecor to Dex Media under the Prior Agreement as from January 1, 2005.

      Either party may terminate the Agreement if the other party materially breaches the Agreement and fails to cure such breach within 30 days following written notice thereof from the other party. In addition, either party may terminate the Agreement if the other party becomes insolvent; makes a general assignment for the benefit of creditors; makes or permits the appointment of a receiver for all or substantially all its property; authorizes or consents to liquidation of all or a substantial part of its assets; files a voluntary petition under any bankruptcy, reorganization or similar law; has a substantial part of its property become subject to any levy or seizure by any creditor or governmental agency and does not contest such proceedings within 60 days; or dissolves or ceases to do business.

Section 8 — Other Events.

Item 8.01 Other Events.

      On March 31, 2005, Dex Media issued a press release announcing the execution of the Agreement. The press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press release dated March 31, 2005 entitled “Dex Media Enters into New, Expanded Directory-Printing Relationship With Quebecor World.”

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, Dex Media, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 31, 2005

DEX MEDIA, INC.
By:	/S/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 31, 2005 entitled “Dex Media Enters into New, Expanded Directory-Printing Relationship With Quebecor World.”

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